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[GRAPHIC]

                                                                     (d)(1)(ii)

March 29, 2007

Todd Modic
Senior Vice President
ING Investments, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Dear Mr. Modic:

   Pursuant to the Second Amended and Restated Investment Management Agreement dated February 1, 2005, as amended, between ING Equity Trust and ING Investments, LLC (the "Agreement") we hereby notify you of our intention to modify the annual investment management fee for ING SmallCap Value Choice Fund (the "Fund"), effective March 29, 2007, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending the Amended Schedule A of the Agreement. The Amended Schedule A, with the annual investment management fee indicated for the Fund, is attached hereto.

   Amended Schedule A has also been updated 1) to reflect a name change for ING MidCap Value Choice Fund to ING Value Choice Fund, and 2) by the removal of ING Disciplined LargeCap Fund as this fund recently merged into another fund.

   Please signify your acceptance to the modification of the investment management fee for the Fund by signing below where indicated.

                                                  Very sincerely,

                                                  /s/ Robert S. Naka
                                                  ------------------------------
                                                  Robert S. Naka
                                                  Executive Vice President
                                                  ING Equity Trust

ACCEPTED AND AGREED TO:
ING Investments, LLC


By: /s/ Todd Modic
    --------------------------
    Todd Modic
    Senior Vice President

7337 E. Doubletree Ranch Rd.        Tel: 480-477-3000          ING Equity Trust
Scottsdale, AZ 85258-2034           Fax: 480-477-2700
                                    www.ingfunds.com

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                              AMENDED SCHEDULE A
                              with respect to the

                          SECOND AMENDED AND RESTATED
                        INVESTMENT MANAGEMENT AGREEMENT

                                    between

                               ING EQUITY TRUST

                                      and

                             ING INVESTMENTS, LLC

             Series                     Annual Investment Management Fee
             ------               ---------------------------------------------
                                  (as a percentage of average daily net assets)

ING Fundamental Research Fund         0.70% on first $500 million of assets
                                      0.65% on next $500 million of assets
                                                0.60% thereafter

ING LargeCap Value Fund               0.90% on first $50 million of assets
                                      0.85% on next $450 million of assets
                                                0.80% thereafter

ING MidCap Opportunities Fund         1.00% on first $500 million of assets
                                                0.90% thereafter

ING MidCap Value Fund                 1.00% on first $50 million of assets
                                                0.90% thereafter

ING Opportunistic LargeCap Fund       0.70% on first $500 million of assets
                                      0.65% on next $500 million of assets
                                                0.60% thereafter

ING Real Estate Fund                                  0.70%

ING SmallCap Opportunities Fund     1.00% of the first $100 million of assets
                                    0.90% of the next $150 million of assets
                                    0.80% of the next $250 million of assets
                                    0.75% of assets in excess of $500 million

                                       1

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             Series                     Annual Investment Management Fee
             ------               ---------------------------------------------
                                  (as a percentage of average daily net assets)

ING SmallCap Value Choice Fund    With respect to assets for which investment
                                    sub-advisory services are provided by an
                                  investment adviser other than ING Investment
                                             Management Co. - 1.00%

                                  With respect to assets for which investment
                                   sub-advisory services are provided by ING
                                        Investment Management Co - 0.75%

ING SmallCap Value Fund               1.00% on first $50 million of assets
                                                0.90% thereafter

ING Value Choice Fund                                1.00%

                                       2